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                                                                Exhibit 23.1(b)

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Applied Graphics Technologies, Inc. on Form S-4 of our report dated March 24, 1998, appearing in the Current Report on Form 8-K/A of Applied Graphics Technologies, Inc. dated April 1, 1998.

DELOITTE & TOUCHE
New York, New York
April 27, 1998